EXHIBIT 10.5


                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement"), is made and entered into this 1st day of March, 1999 by and between Alaron.com Corporation, a Delaware corporation (the "Company"), and Barry S. Isaacson ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to ensure that the unique experience, qualifications and services of Employee will be available to the Company; and

         WHEREAS, Employee desires to render services to the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and Employee agree as follows:

         1. Nature of Employment. The Company hereby agrees to employ Employee, and Employee hereby agrees to be employed by the Company, as Executive Vice-President of the Company. Employee agrees to perform all duties incident to such office of the Company and such other duties as are assigned to Employee from time to time by the Company.

         2. Term of Employment. The initial term of Employee's employment hereunder shall commence on the date hereof and continue for a period of five years unless sooner terminated pursuant to Section 7 hereof (the "Initial Term"). Thereafter, this Agreement shall automatically and without further action be renewed for successive one year periods (each, a "Renewal Term") on the same terms and conditions unless sooner terminated pursuant to Section 7 hereof or by either party upon written notice given not less than 60 days prior to the expiration of the Initial Term or any Renewal Term. As used herein, "Term" shall mean the Initial Term and any Renewal Term.

         3. Compensation. As compensation for the services rendered by Employee to the Company, the Company shall pay or grant, as the case may be, to Employee the following:

                  (a) Base Salary. A base salary of $91,000 per annum, prorated for any partial calendar year. All such amounts shall be referred to as "Base Salary" and shall be payable in accordance with the Company's customary payroll practices, less federal and state income tax withholding, other deductions required by law and other customary employee deductions. The Base Salary will be increased on an annual basis in an amount determined by the Board



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         of Directors of the Company; provided,  however, that in no event shall the Base Salary for any year of the Term be less than 105% of the Base Salary for the prior year of the Term.



                  (b) Incentive Bonus. An incentive cash bonus (the "Bonus") at the end of each year of the Term in an amount equal to 2.25% of the annual Operating Income (as defined below) of the Company in excess of $1,000,000. For purposes of this Agreement, the term "Operating Income" shall mean the net income from operations of the Company before interest and taxes, at the close of the end of the Company's fiscal year as determined by the Company's regularly retained certified public accountants in accordance with generally accepted accounting principles consistently applied.

         4. Benefits. During the term hereof, Employee may participate, subject to eligibility and other terms, in any employee benefits plans and programs from time to time established by the Company including, without limitation, any group health insurance plans, life insurance plans, profit sharing, vacation, pension and other benefit programs adopted by the Company.

         5. Vacation. Employee shall be eligible for six weeks of paid vacation during each year of the Term.

         6. Expenses. The Company shall pay all reasonable expenses which are actually incurred by Employee on behalf of the Company incident to the discharge and performance of Employee's duties hereunder including, but not limited to, business expenses for travel, as evidenced by vouchers and such other reasonable supporting materials as the Company may require. Reimbursement for such expenses shall be made by the Company in accordance with the Company's expense reimbursement policies in effect from time to time.

         7. Termination. Employee's employment hereunder shall, at the election of the Company, immediately terminate upon the occurrence of one of the following events:

                  (a) Upon the last day of the Term upon not less than 60 days' prior written notice.

                  (b) Upon the death of Employee.

                  (c) Upon written notice from the Company to Employee in the event Employee is convicted of any act of embezzlement, theft or fraud, provided, however, that Employee shall not be terminated pursuant to this Section 7(c) unless Employee has been given written notice of the violation forming the basis for Employee's termination and after a reasonable time thereafter, Employee has failed to remedy such violation.

                  (d) Upon written notice from the Company to Employee that Employee is unable, by reason of physical or mental impairment for a period of 90 days during any 12 month






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         period, to carry out and perform the duties and obligations  ordinarily required of him as an employee of the Company.

                  (e) Upon 30 days written notice from the Company to Employee or the Employee to the Company.

         8. Compensation Upon Termination. In the event that Employee's employment hereunder is terminated by the Company pursuant to Section 7(c) above, the Company shall continue to pay to Employee or Employee's legal representative, Employee's Base Salary in effect on the date of termination for a period of 12 months following Employee's date of termination. In the event Employee's employment hereunder is terminated by the Company pursuant to Section 7(e) above, the Company shall continue to pay to Employee or Employee's legal representative, the Employee's Base Salary (including annual increases and Bonus) each at a rate that is two times the amount set forth in Sections 3(a) and (b) in effect on the date of termination for a period equal to the longer of the unexpired duration of the Term or two years. In the event Employee terminates his employment pursuant to Section 7(e) above, the Company shall pay to Employee or Employee's legal representative, Employee's Base Salary and Bonus which has accrued through the date of termination. All payments hereunder shall be payable in accordance with the Company's customary payroll practices less federal and state income tax withholding, other deductions required by law and other customary employee deductions. In the event Employee's employment hereunder is terminated by the Company pursuant to Section 7(e) above, Employee shall have the option, upon written notice to the Company within 90 days of the date of Employee's termination, to sell all, and not less than all, of the common stock of the Company owned by the Employee (the "Stock") to the Company and the Company shall have the obligation, if so requested by the Employee, to purchase all, and not less than all, of the Stock owned by the Employee (the "Put Right"). Any exercise of the Put Right must be by written notice by the Employee to the Company within 90 days of the Employee's date of termination. The price of the Stock sold under this Section 8 shall equal 90% of the average closing price of the Stock for the 30 day period prior to the date of Employee's termination. The entire purchase price for the Stock purchased under this
Section 8 shall be paid, at the Employee's option, by certified or cashier's check, by wire transfer, or by a combination thereof.

         9. Inventions and Innovations. Employee agrees that all right, title and interest in and to any innovation, design, marketing program, idea or improvement in the business of the Company, and all copyrights, trademarks and trade names which are developed or created in whole or in part by Employee at any time and at any place during the Term of his employment hereunder and related to or usable in connection with the business activities of the Company shall be and remain forever the sole and exclusive property of the Company. Employee further agrees to promptly reveal all information relating to the same to the Company and to cooperate with the Company and execute such documents as may be necessary in the event that the Company desires to seek copyright, patent or trademark protection thereafter.







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         10. Protection of Confidential  Information.  Employee  recognizes that the Company has acquired and will be developing certain trade secrets, know-how, client lists, Prospective Client (as hereinafter defined) lists, supplier lists, files, rolodex cards, forms, leads, systems and marketing plans and financial
information  and  reports  which  the  Company   regards  as  confidential   and
proprietary  (collectively  "Confidential  Information").  Employee agrees that,
upon  termination  of  his  employment  for  any  reason,   including,   without
limitation, the end of the Term, he will immediately deliver to the Company all papers, books, manuals, lists, correspondence and documents, including, without limitation, records and lists stored on computer, relating to Confidential Information as well as any other matters which may involve the business of the Company, together with all copies thereof, irrespective of whether he created the same or was involved with the same and that he will neither copy nor take any such material with him upon leaving the Company's employ. Employee further agrees that he will not at any time either while employed by the Company or after the termination of his employment use or disclose or authorize anyone else to use or disclose Confidential Information without the prior express written consent of the Company.

         11. Non-Competition Covenants. Employee agrees that while employed hereunder he will not compete with the Company in any manner, and that after termination of his employment hereunder, he will not, directly or indirectly, individually or as a shareholder, director or officer of any corporation, a partner of any partnership, or as an employee, agent, consultant or advisor of any entity, for a period of 12 months in the event his employment is terminated by the Company pursuant to Section 7(e) above, and for a period of 24 months in the event his employment is terminated pursuant to Section 7(c) above, (a) recruit or hire any employee of the Company, or otherwise attempt to solicit or induce any employee to leave the employment of the Company; (b) solicit any client or Prospective Client (as hereinafter defined) of the Company or otherwise interfere with the business relationships between the Company, its clients, suppliers and others with whom the Company conducts its business; (c) individually or through any entity perform any services for any client or Prospective Client of the Company which are competitive in any manner with services which the Company may perform for such clients and Prospective Clients, regardless of whether or not the Company has or is now providing such services; or (d) accept employment by any client or Prospective Client of the Company. For the purposes of this Section 11, the term "Prospective Client" shall mean any person or entity with whom the Company has contacted for services to be rendered by the Company within 180 days of the earlier of the expiration of the Term or the termination of this Agreement.

         12. Enforcement by Injunction. Employee acknowledges that the protections of the Company set forth in Sections 9, 10 and 11 of this Agreement are of vital concern to the Company, that monetary damages for any violation thereof would not adequately compensate the Company and that the Company is engaged in a highly competitive business. Accordingly, Employee agrees that the restrictions set forth in Sections 9, 10 and 11 may be enforced by injunction proceedings (without the necessity of posting bond) whether or not his employment hereunder has terminated.










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         13.  Partial  Enforcement.  If any term or condition of this  Agreement shall be invalid or unenforceable to any extent or in any application, including, but not limited to the non-competition covenants in Section 11, then the remainder of this Agreement, and such term or condition, except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Agreement shall be valid and enforced to the fullest extent and in the broadest application permitted by law.

         14. Notices. All notices and other communications required hereunder shall be in writing and deemed to have been given when (i) personally delivered,
(ii) one business day after delivery to a nationally recognized overnight courier service, or (iii) three days after being mailed by certified mail, postage prepaid, addressed as follows:

         If to Employee:                    822 West Washington Street
                                            Chicago, Illinois 60607
                                            Attention: Barry S. Isaacson

         If to the Company:                 Alaron.com Corporation
                                            822 West Washington Street
                                            Chicago, Illinois  60607
                                            Attention: President

         With a copy to:                    Horwood Marcus & Berk Chartered
                                            333 West Wacker Drive, Suite 2800
                                            Chicago, Illinois  60606
                                            Attention: Jeffrey A. Hechtman, Esq.

or to such other address as either party hereto may request by notice given as aforesaid to the other party hereto.

         15. Merger or Reorganization. The Company may assign its rights under this Agreement to any entity which may acquire all or substantially all of the businesses which are currently conducted by the Company (or which have evolved therefrom and are substantially similar thereto), or which may acquire substantially all of the assets and businesses of the Company existing at the time of such acquisition, or with or into which the Company may be consolidated or merged, provided that any such assignment shall be subject to the express terms and conditions of this Agreement.

         16. Non-Assignability. This Agreement is personal as to Employee and may not be assigned or transferred by Employee in any manner whatsoever.

         17. Benefit. Subject to Sections 15 and 16 above, the rights and covenants of this Agreement shall inure and extend to the parties hereto, their respective heirs, administrators, executors, successors and assigns.







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         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. The prevailing parties in any litigation in connection with this Agreement shall be entitled to recover from the non-prevailing parties all costs and expenses, including without limitation, reasonable attorneys' and paralegals' fees and costs incurred by such party in connection with any such litigation. It is the intent of the parties that this Agreement be deemed to have been prepared by all of the parties and that no party shall be entitled to the benefit of any favorable interpretation or construction of any term or provision hereof under any rule or law.

         19. Titles and Headings. Titles and headings to paragraphs hereof are for the purpose of reference only and do not affect the provisions hereof or the rights of the parties hereto.

         20. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all understandings and agreements between the parties with respect to the subject matter hereof. This Agreement shall not be altered, modified, amended or terminated except by written instrument executed by both parties hereto.

         21.   Counterparts.   This   Agreement  may  be  executed  in  multiple
counterparts, each of which shall be considered an original and all of which, when taken together, shall be considered a single agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be duly executed and delivered on the date first above written.


                                        ALARON.COM CORPORATION


                                        By:_________________________________
                                        Name:_______________________________
                                        Its:________________________________


                                        ____________________________________
                                        Barry S. Isaacson




















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